Exhibit 10.2

European Wax Center, Inc.

2025 Inducement Plan

Notice of RSU Grant

Participant: [__]

# of Shares Underlying RSUs: [__]

Date of Grant: [__]

Vesting Schedule: The RSUs shall vest in accordance with terms of the Award Agreement attached hereto as Annex I. Upon vesting, the RSUs shall no longer be subject to cancellation pursuant to Section 3 of the Award Agreement, subject to the other provisions of the Award Agreement (including Sections 6 and 7) and the Plan.

By signing your name below, you accept the RSUs and acknowledge and agree that the RSUs are granted under and governed by the terms and conditions of the European Wax Center, Inc. 2025 Inducement Plan, the Award Agreement set forth on Annex I and the restrictive covenants set forth on Exhibit A thereto, each of which are hereby made a part of this document.

[PARTICIPANT] European Wax Center, Inc.

By:

Title:

Annex I

EUROPEAN WAX CENTER, INC.

2025 Inducement Plan

RESTRICTED STOCK UNIT AWARD AGREEMENT

Pursuant to the RSU Grant Notice (“Grant Notice”) and this Award Agreement, European Wax Center, Inc. (together with its Subsidiaries, whether existing or thereafter acquired or formed, and any and all successor entities, the “Company”) has granted the Participant Restricted Stock Units (the “RSUs”) under the European Wax Center, Inc. 2025 Inducement Plan (the “Plan”) with respect to the number of Shares indicated in the Grant Notice (the “Award”). Each RSU represents the right to receive one Share. The RSUs are granted to the Participant effective as of the Date of Grant as an inducement material to the Participant to enter into employment with the Company pursuant to Nasdaq Listing Rule 5635(c)(4). Capitalized terms not explicitly defined in this Award Agreement or in the Grant Notice but defined in the Plan shall have the same definitions as in the Plan.

1.
Vesting; Settlement.
(a)
Vesting. The RSUs shall vest [ ], subject to the Participant’s continued employment or service with the Company through each such date (each such date, a “Vesting Date”).
(b)
Settlement. Subject to the provisions of this Award Agreement, promptly following the applicable Vesting Date (and no later than the thirtieth (30th) day following the applicable Vesting Date), the Participant shall receive the number of Shares that correspond to the number of RSUs that have vested subject to Section 1(a), less any Shares withheld by the Company pursuant to Section 5 below. Upon such delivery, such Shares shall be fully assignable, saleable and transferable by the Participant, provided that any such assignment, sale, transfer or other alienation with respect to such Shares shall be in accordance with applicable securities laws.
2.
Dividend Equivalents. Unless otherwise provided by the Administrator, the Participant shall not be eligible to receive dividend equivalents with respect to the RSUs unless and until the Participant becomes the record owner of the Shares underlying the RSUs, at which time accrued dividend equivalents shall be paid pursuant to Section 9(f)(ii) of the Plan.
3.
Termination of Employment. In the event of the Participant’s termination of employment or service with the Company at any time, all unvested RSUs shall be canceled immediately and the Participant shall not be entitled to receive any payments with respect thereto.
4.
Rights as a Stockholder. The Participant shall have no voting rights with respect to the RSUs unless and until the Participant becomes the record owner of the Shares underlying the RSUs.
5.
Tax Withholding. The Participant shall be solely responsible for any applicable taxes (including, without limitation, income and excise taxes) and penalties, and any interest that accrues thereon, that the Participant incurs in connection with the receipt, vesting or settlement of any RSU granted hereunder. The Company shall be authorized to withhold from the Award the amount (in cash or Shares, or any combination thereof) of applicable withholding taxes due in respect of the

Award, its settlement or any payment or transfer under the Award and to take such other action (including providing for elective payment of such amounts in cash or other property by the Participant) as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes; provided, however, that no Shares shall be withheld with a value exceeding the maximum statutory rates in the applicable tax jurisdictions.
6.
Clawback; Forfeiture; Detrimental Conduct. The RSUs shall be subject to the clawback, forfeiture and detrimental conduct provisions set forth in Section 14(u) of the Plan.
7.
Restrictive Covenants.
(a)
Without limiting any other non-competition, non-solicitation, non-disparagement or non-disclosure or other similar agreement to which the Participant may be a party, the Participant shall be subject to the confidentiality and restrictive covenants set forth on Exhibit A attached hereto, which Exhibit A is incorporated herein and forms part of this Award Agreement.
(b)
In the event that the Participant violates any of the restrictive covenants referred to in this Section 7, in addition to any other remedy that may be available at law or in equity, the RSUs shall be automatically forfeited effective as of the date on which such violation first occurs. The foregoing rights and remedies are in addition to any other rights and remedies that may be available to the Company and shall not prevent (and the Participant shall not assert that they shall prevent) the Company from bringing one or more actions in any applicable jurisdiction to recover damages as a result of the Participant’s breach of such restrictive covenants.
8.
Miscellaneous.
(a)
Compliance with Legal Requirements. The granting of the RSU, and any other obligations of the Company under this Award Agreement, shall be subject to all applicable U.S. federal, state and local laws, rules and regulations, all applicable non-U.S. laws, rules and regulations and to such approvals by any regulatory or governmental agency as may be required. The Participant agrees to take all steps that the Administrator or the Company determines are reasonably necessary to comply with all applicable provisions of U.S. federal and state securities law and non-U.S. securities law in exercising the Participant’s rights under this Award Agreement.
(b)
Transferability. The RSUs shall be subject to Section 14(b) of the Plan.
(c)
Waiver. No amendment or modification of any provision of this Award Agreement shall be effective unless signed in writing by or on behalf of the Company and the Participant, except that the Company may amend or modify this Award Agreement without the Participant’s consent in accordance with the provisions of the Plan or as otherwise set forth in this Award Agreement. No waiver of any breach or condition of this Award Agreement shall be deemed to be a waiver of any other or subsequent breach or condition whether of like or different nature. Any amendment or modification of or to any provision of this Award Agreement, or any waiver of any provision of this Award Agreement, shall be effective only in the specific instance and for the specific purpose for which made or given.
(d)
Section 409A. This Award Agreement is intended to comply with the requirements of Section 409A of the Code and the regulations thereunder, and the provisions of this Award

Agreement shall be interpreted in a manner that satisfies the requirements of Section 409A of the Code, and this Award Agreement shall be operated accordingly. If any provision of this Award Agreement or any term or condition of the RSUs would otherwise conflict with this intent, the provision, term or condition shall be interpreted and deemed amended so as to avoid this conflict. Notwithstanding anything else in this Award Agreement, if the Administrator considers a Participant to be a “specified employee” under Section 409A of the Code at the time of such Participant’s “separation from service” (as defined in Section 409A of the Code), and the amount hereunder is “deferred compensation” subject to Section 409A of the Code any distribution that otherwise would be made to such Participant with respect to RSUs as a result of such separation from service shall not be made until the date that is six months after such separation from service, except to the extent that earlier distribution would not result in such Participant’s incurring interest or additional tax under Section 409A of the Code. If the Award includes a “series of installment payments” (within the meaning of Section 1.409A-2(b)(2)(iii) of the Treasury Regulations), the Participant’s right to the series of installment payments shall be treated as a right to a series of separate payments and not as a right to a single payment. Notwithstanding the foregoing, the tax treatment of the benefits provided under this Award Agreement is not warranted or guaranteed, and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Participant on account of non-compliance with Section 409A of the Code.
(e)
General Assets. All amounts credited in respect of the RSUs to the book-entry account under this Award Agreement shall continue for all purposes to be part of the general assets of the Company. The Participant’s interest in such account shall make the Participant only a general, unsecured creditor of the Company.
(f)
Notices. All notices, requests and other communications under this Award Agreement shall be in writing and shall be delivered in person (by courier or otherwise), mailed by certified or registered mail, return receipt requested to the contact details below. The parties may use e-mail delivery, so long as the message is clearly marked, sent to the e-mail address(es) set forth below.

if to the Company, to:

European Wax Center, Inc.

5830 Granite Pkwy

3rd Floor

Plano, TX 75024
Telephone: [ ]

Facsimile: [ ]

Email: [ ]

Attention: [ ]

if to the Participant, to the address, facsimile number or e-mail address that the Participant most recently provided to the Company, or to such other address, facsimile number or e-mail address as such party may hereafter specify for the purpose by notice to the other parties hereto.

(g)
Severability. The invalidity or unenforceability of any provision of this Award Agreement shall not affect the validity or enforceability of any other provision of this Award Agreement, and each other provision of this Award Agreement shall be severable and enforceable to the extent permitted by law.
(h)
Successors. The terms of this Award Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns, and of the Participant and the beneficiaries, executors, administrators, heirs and successors of the Participant.
(i)
Entire Agreement. The Participant acknowledges receipt of a copy of the Plan and represents that the Participant is familiar with the terms and provisions thereof (and has had an opportunity to consult counsel regarding the RSU terms), and hereby accepts the grant of RSUs and agrees to be bound by its contractual terms as set forth herein (including Exhibit A) and in the Plan. The Participant acknowledges and agrees that the grant of the RSUs constitutes additional consideration to the Participant for the Participant’s continued and future compliance with any restrictive covenants in favor of the Company by which the Participant is otherwise bound. The Participant hereby agrees to accept as binding, conclusive and final all decisions and interpretations of the Administrator regarding any questions relating to the RSU. In the event of a conflict between the terms and provisions of the Plan and the terms and provisions of this Award Agreement, the Plan terms and provisions shall prevail. This Award Agreement, including the Plan, constitutes the entire agreement between the Participant and the Company on the subject matter hereof and supersedes all proposals, written or oral, and all other communications between the parties relating to such subject matter.

(j)
Governing Law. Except as otherwise set forth in an Employment Agreement, this Award Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware, without regard to principles of conflicts of laws thereof, or principles of conflicts of laws of any other jurisdiction that could cause the application of the laws of any jurisdiction other than the State of Delaware.
(k)
Dispute Resolution; Consent to Jurisdiction. Except as otherwise set forth in an Employment Agreement, the Participant and the Company agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with this Award Agreement (whether brought by any party or any of its Affiliates or against any party or any of its Affiliates) shall be brought in the United States federal and state courts in Delaware, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.
(l)
Electronic Signature and Delivery. This Award Agreement may be accepted by return signature or by electronic confirmation. By accepting this Award Agreement, the Participant consents to the electronic delivery of prospectuses, annual reports and other information required to be delivered by U.S. Securities and Exchange Commission rules (which consent may be revoked in writing by the Participant at any time upon three business days’ notice to the Company, in which case subsequent prospectuses, annual reports and other information shall be delivered in hard copy to the Participant).
(m)
Electronic Participation in Plan. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

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Exhibit A

Restrictive Covenants

In consideration of the awards granted hereby and the compensation now and hereafter paid to Participant, or that Participant may receive in connection with his or her employment with the Company and all its Affiliates (“Employment”), Participant hereby agrees to be bound by the covenants as set forth in this Exhibit A (the “RC Agreement”).

1.
Acknowledgements. Participant acknowledges and agrees that (a) the term “Business” means, with respect to any person, firm, corporation, or other entity, in whatever form, (i) franchising, developing, owning and operating businesses engaged in waxing, body hair removal, facial hair removal, or threading or (ii) engaging in the business of providing any other activities, products or services of the specific type conducted, authorized, offered or provided by the Company or any of its Affiliates within six (6) months prior to the termination of Participant’s Employment (the date of such termination, the “Termination Date”); (b) Participant has intimate and valuable knowledge of the Business, as well as technical, financial, customer, supplier and other confidential information related to the Business, which, if exploited by Participant in contravention of the terms of this RC Agreement, would seriously, adversely and irreparably affect the ability of the Company or any of its Affiliates to continue the Business; (c) the agreements and covenants contained in this Agreement, as they relate to the Business and otherwise, have been determined by the Company or any of its Affiliates to be essential to protect the Business and goodwill of the Company or any of its Affiliates; (d) the Company would not grant the award pursuant to the terms of the award agreement to which this RC Agreement is attached but for the Participant agreeing to be bound by such agreements and covenants; and (e) Participant has the means to support himself or herself and his or her dependents other than by engaging in the Business, and the provisions of this RC Agreement will not impair such ability in any manner whatsoever.
2.
Non-Competition. During the period of Participant’s Employment and through the second (2nd) anniversary of the Termination Date (such period, the “Restricted Period”), Participant shall not, either directly or indirectly (and whether or not for compensation): (i) engage in the Business for Participant’s own account in any state of the United States and in any other country, in each case, in which the Company or any of its Affiliates conducts business or has plans to conduct business as of the Termination Date (the “Restricted Territory”); (ii) render any services to or for any person or entity engaged in the Business in any part of the Restricted Territory; (iii) acquire a financial interest in, or otherwise become actively involved with, any person or entity engaged in the Business in any part of the Restricted Territory, as an individual, partner, stockholder, member, officer, director, employee, principal, agent, trustee or consultant; or (iv) interfere with business relationships between the Company or any of its Affiliates or any direct or indirect parent or subsidiary thereof (each, a “Protected Party” and collectively, the “Protected Parties”), on the one hand, and employees, clients or suppliers of, or consultants to, any Protected Party, on the other hand. Notwithstanding anything to the contrary in this RC Agreement, Participant may, directly or indirectly, own, solely through passive ownership as a portfolio investment (with no director designation rights or other special governance rights), securities of any person engaged in the Business which are publicly traded on a national or regional stock exchange or over-the-counter if Participant (a) is not a controlling person of, or a member of a group which controls, such person and (b) does not, directly or indirectly, own 2% or more of any class of securities of such person.
3.
Non-Solicitation. During the Restricted Period and without written consent of the Company, Participant shall not, either directly or indirectly, (i) solicit or hire, or attempt to solicit or hire, any person who Participant knows, or should have known, is (or within six (6) months prior to the Termination Date has been) an employee of, or consultant to, any Protected Party, or (ii) solicit or encourage any person which is (or within the six (6) months prior to the Termination Date has been) a vendor of any Protected Party to terminate or diminish its relationship with them, or otherwise alter such relationship in any manner that is adverse to any Protected Party. Notwithstanding the foregoing, this Section 3 shall not prohibit Participant from making general solicitations of employment that are not specifically targeted at any such employee or consultant, or soliciting or hiring any such person who responds to any such general solicitation or who approaches Participant without having been solicited in a manner prohibited hereby.
4.
Nondisclosure. Participant hereby agrees to hold in confidence all Confidential Information of the Company or any of its Affiliates that came into Participant’s knowledge during Participant’s Employment with the Company or any of its Affiliates and will not disclose, publish or make use of such Confidential Information without the prior written consent of the Company for as long as the information remains Confidential Information other than in connection with the performance of Participant’s duties to the Company or any of its Affiliates. For purposes hereof, “Confidential Information” means any data or information that is valuable to any Protected Party (or, if owned by someone else, is valuable to that third party) and not generally known or available to the public or to competitors in the industry, including, but not limited to, any nonpublic information (regardless of whether in writing or retained as personal knowledge) pertaining to research and development; product costs, designs and processes; equityholder information; pricing, cost, or profit factors; recipes; quality programs; annual budget and long-range business plans; marketing plans and methods; contracts and bids; business ideas and methods, store concepts, inventions, innovations, developments, graphic designs, website designs, patterns, specifications, procedures, databases and personnel; and trade secrets. Notwithstanding anything to the contrary contained herein, pursuant to the Defend Trade Secrets Act of 2016, the Participant shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that: (A) is made (i) in confidence to a Federal, state, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Participant also understands that if he or she files a lawsuit for retaliation by the Company or any of its Affiliates for reporting a suspected violation of law, the Participant may disclose the trade secret to his or her attorney and use the trade secret information in the court proceeding, if the Participant (i) files any document containing the trade secret under seal, and (ii) does not disclose the trade secret, except pursuant to court order.
5.
Nondisparagement. During Participant’s Employment with the Company or any of its Affiliates and thereafter, Participant shall not, directly or indirectly, take any action, or encourage others to take any action, to disparage or criticize any of the Protected Parties or their respective employees, officers, directors, managers, products, services, customers or owners. The foregoing shall not be violated by the Participant’s truthful responses to legal process, inquiry by a governmental authority or to incorrect, disparaging or derogatory public statements to the extent reasonably necessary to correct or refute such public statements. Notwithstanding anything to the contrary contained herein, nothing in this Agreement shall prohibit the Participant from reporting possible violations of federal law or regulation to or otherwise cooperating with or providing information requested by any governmental agency or entity, including, but not limited to, the Department of Justice, the Securities and Exchange Commission, the Congress, and any agency Inspector General, or making other disclosures that are protected under the whistleblower provisions of federal law or regulation. The Participant does not need the prior authorization of the Protected Parties to make any such reports or disclosures and the Participant is not required to notify the Protected Parties that the Participant has made such reports or disclosures.
6.
Rights and Remedies Upon Breach. If Participant breaches, or threatens to commit a breach of, any of the provisions of Sections 1, 2, 3, 4 or 5 of this RC Agreement (the “Restrictive Covenants”), the Protected Parties shall have the following rights and remedies, each of which rights and remedies shall be independent of the others and severally enforceable, and each of which is in addition to, and not in lieu of, any other rights and remedies available to the Protected Parties under law or in equity: (a) the right and remedy to seek to have the Restrictive Covenants specifically enforced by any court of competent jurisdiction, and to seek to establish an injunction without the requirement to post bond, it being agreed that any breach or threatened breach of the Restrictive Covenants would cause irreparable injury to the Protected Parties and that money damages would not provide an adequate remedy to the Protected Parties; and (b) the right and remedy to (i) require Participant to pay to the Protected Parties and
(ii) offset against any distributions or other payments that Participant is entitled to receive from any member of the Company or any of its Affiliates (whether directly or indirectly), in each case, all damages, losses, costs or expenses incurred by the Protected Parties as the result of any action constituting a breach of the Restrictive Covenants, as determined by a court of competent jurisdiction on a final, nonappealable basis.
7.
Tolling. The Restricted Period shall be tolled by and extended by the length of any breach by Participant, to the extent permitted by law.
8.
Severability of Covenants. Participant acknowledges and agrees that the Restrictive Covenants are reasonable and valid in geographical and temporal scope and in all other respects. If any court determines that any of the Restrictive Covenants, or any part thereof, are invalid or unenforceable, the remainder of the Restrictive Covenants shall not thereby be affected and shall be given full effect without regard to the invalid portions. If this Agreement is required to be reformed in any way, it shall be reformed in the manner to most closely reflect the intent of the parties.
9.
Blue-Penciling. It is expressly understood and agreed that although Participant and the Company and its Affiliates consider the Restrictive Covenants to be reasonable, if a judicial determination is made by a court of competent jurisdiction that the time or territory or any other restriction contained in this Agreement is an unenforceable restriction against Participant, the provisions of this RC Agreement shall not be rendered void but shall be deemed amended to apply as to such maximum time and territory and to such maximum extent as such court may judicially determine or indicate to be enforceable. Alternatively, if any court of competent jurisdiction finds that any restriction contained in this RC Agreement is unenforceable, and such restriction cannot be amended so as to make it enforceable, such finding shall not affect the enforceability of any of the other restrictions contained herein.